EXHIBIT (10((B)


                   [Letterhead of Smith Katzenstein & Furlow]

                                                   The Corporate Plaza
                                                   800 Delaware Avenue
                                                   P.O.Box 410
                                                   Wilmington, Delaware 19899
                                                   Telephone:(302)652-8400
                                                   Telecopy:(302)652-8405

Smith
Katzenstein
Furlow LLP
Attorneys at Law

February 27, 1998

Schroder Capital Funds (Delaware)
Two Portland Square
Portland, Maine  04102

RE:      ISSUANCE OF SHARES BY SCHRODER CAPITAL FUNDS

Ladies and Gentlemen:

"We are furnishing this opinion in connection with the issuance by Schroder Capital Funds (Delaware), a Delaware business trust (the "Trust"), of an indefinite number of beneficial shares of beneficial interest of each of the following separate and distinct series of the Trust: Schroder International Smaller Companies Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Emerging Markets Fund, Schroder International Bond Fund, and Schroder Micro Cap Fund (each a "Fund" and together, the "Funds"). The indefinite number of shares of beneficial interest of each of the Funds are referred to collectively as the "Shares". The Shares will be issued pursuant to the provisions of Rule 24f-2 (the "Rule") under the Investment Company Act of 1940, as amended."

In connection with this opinion, we have examined:

         (a) A copy of the Trust Instrument of the Trust dated September 6, 1995 (the "Trust Instrument"), certified by the Assistant Secretary of the Trust;

         (b) Certificate of the Secretary of State of the State of Delaware, dated February 27, 1998, certifying as to the due formation, good standing and legal existence of the Trust under the laws of the State of Delaware;
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         (c)      A copy of the By-Laws of the Trust (the  "By-Laws")  certified by the Assistant Secretary of the Trust;



         (d) A certificate of the Assistant Secretary of the Trust, dated the date hereof, as to, among other things, certain actions of the Trust; and

         (e) Such other certificates, documents, and records as we have deemed necessary for the purpose of giving this opinion.

We have also examined: (i) a copy of the Registration Statement N1-A (the "Form") to be filed pursuant to the Rule by you with the Securities and Exchange Commission relating to your registration of the Shares of beneficial interest of the Funds pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and (ii) a draft of the Prospectuses to be dated March 1, 1998 relating to the offer and sale of Shares.

We have assumed that the statements and information set forth in the documents which we reviewed are true, complete and accurate in all material respects. We have made such examination of Delaware law as we have deemed relevant for purposes of this opinion. We express no opinion as to the effect of laws, rules, and regulations of any state or jurisdiction other than the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Trust is a duly organized and validly formed Delaware business trust in good standing under the laws of the State of Delaware; and (ii) the unlimited number of unissued Shares which are currently being registered, may be validly issued from time to time in accordance with the Trust Instrument and the By-Laws and subject to compliance with applicable laws regulating the offer and sale of securities, and receipt by the Trust of the full consideration for the Shares as contemplated by the Prospectuses, when so issued the Shares will be validly issued, fully paid and nonassessable by the Trust.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "SEC") in connection with the Form to be filed with the SEC.

Very truly yours,

SMITH, KATZENSTEIN & FURLOW


By:      /s/Craig B. Smith
         --------------------------
          Craig B. Smith